As filed with the Securities and Exchange Commission on March 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AgomAb Therapeutics NV

(Exact name of registrant as specified in its charter)

Belgium	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Posthoflei 1/6

2600 Antwerpen, Belgium

Tel: +32 3 318 91 70

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Employee Stock Option Plan, dated March 2019

Employee Stock Option Plan, dated September 2019

Employee Stock Option Plan, dated March 2020

Employee Stock Option Plan – October 2020

Global Stock Option Plan, dated March 2021

2022 Global Stock Option Plan

2023 Global Stock Option Plan

2024 Global Stock Option Plan

2024 (B) Global Stock Option Plan

2026 Global Stock Option Plan

(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent of service)

+1 800-221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Michael H. Bison Marishka DeToy Stephanie Richards Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Roel Meers Baker McKenzie BV/SRL Bolwerklaan 21 Avenue du Boulevard Box 1 1210 Brussels Belgium +32 2 639 36 11

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers common shares under the Registrant’s Employee Stock Option Plan, dated March 2019, Employee Stock Option Plan, dated September 2019, Employee Stock Option Plan, dated March 2020, Employee Stock Option Plan, dated October 2020, Global Stock Option Plan, dated March 2021, 2022 Global Stock Option Plan, dated June 2022, 2023 Global Stock Option Plan, dated October 2023, 2024 Global Stock Option Plan, dated July 2024, 2024 (B) Global Stock Option Plan, dated November 2024 and 2026 Global Stock Option Plan, dated January 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by AgomAb Therapeutics NV (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus dated February 5, 2026, filed with the Commission on February 6, 2026 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form F-1, as amended (File No. 333-292790) which contains audited financial statements for the Registrant’s fiscal years ended December 31, 2024 and 2023 and the unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2025, for which such statements have been filed; and

(b) The description of the Registrant’s common shares, no nominal value per share, and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 3, 2026 (File No. 001-43098), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. The Registrant’s directors may be liable to the Registrant and to third parties for infringement of the Registrant’s articles of association or Belgian company law and, under certain circumstances, pursuant to Belgian tort, bankruptcy, social security or tax laws. Under certain circumstances, directors may be criminally liable.

The Registrant maintains liability insurance for the Registrant’s directors and officers, including insurance against liability under the Securities Act.

The Belgian Companies and Associations Code includes a cap on liability for directors (including persons in charge of daily management) for any damages they cause due to mismanagement, including breaches of the articles of association and the Belgian Companies and Associations Code. This liability cap applies towards the company and third parties. For the Registrant, the cap currently amounts to €12,000,000.00 (subject to indexation). The cap applies irrespective of the number of claimants or defendants for the same (set of) facts. However, the cap does not apply to repetitive minor misconduct, serious error or cases of fraud or intent to harm. Furthermore, the cap does not apply to directors’ liability under the special liability regimes relating to payment of withholding tax, VAT and social security contributions, and in certain other technical cases provided for by the Belgian Companies and Associations Code.

Certain of the Registrant’s non-executive directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of the Registrant’s board of directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Antwerp, Belgium.

AGOMAB THERAPEUTICS NV

Date: March 11, 2026	By:	/s/ Tim Knotnerus
Tim Knotnerus Chief Executive Officer and Director (Principal Executive Officer)

Date: March 11, 2026	By:	/s/ Pierre Kemula
Pierre Kemula Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim Knotnerus, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim Knotnerus	Chief Executive Officer and Director	March 11, 2026
Tim Knotnerus	(Principal Executive Officer)

/s/ Pierre Kemula	Chief Financial Officer	March 11, 2026
Pierre Kemula	(Principal Financial and Accounting Officer)

/s/ David Epstein	Chairman of the Board	March 11, 2026
David Epstein

/s/ Angelika Jahreis	Director	March 11, 2026
Angelika Jahreis

/s/ Felice Verduyn—van Weegen	Director	March 11, 2026
Felice Verduyn—van Weegen

/s/ Ohad Hammer	Director	March 11, 2026
Ohad Hammer

/s/ Colin Bond	Director	March 11, 2026
Colin Bond

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 11, 2026.

Authorized Representative in the United States

By:	/s/ Colleen A De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Articles of Association (English translation)

4.2(2)	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and holders of American Depositary Receipts

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)

5.1	Opinion of Baker McKenzie BV/SRL, counsel to the registrant

23.1	Consent of PwC Bedrijfsrevisoren BV / Reviseurs d'Entreprises SRL, independent registered public accounting firm

23.2	Consent of Baker McKenzie BV/SRL, counsel to the registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1(3)	Employee Stock Option Plan, dated March 2019

99.2(4)	Employee Stock Option Plan, dated September 2019

99.3(5)	Employee Stock Option Plan, dated March 2020

99.4(6)	Employee Stock Option Plan – October 2020

99.5(7)	Global Stock Option Plan, dated March 2021

99.6(8)	2022 Global Stock Option Plan

99.7(9)	2023 Global Stock Option Plan

99.8(10)	2024 Global Stock Option Plan

99.9(11)	2024 (B) Global Stock Option Plan

99.10(12)	2026 Global Stock Option Plan

107	Filing Fee Table

(1) Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form 6-K (File No. 333-43098), filed with the U.S. Securities and Exchange Commission on March 5, 2026, and incorporated herein by reference.

(2) Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 29, 2026, and incorporated herein by reference.

(3) Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(4) Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(5) Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(6) Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(7) Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(8) Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(9) Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(10) Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(11) Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.

(12) Filed as Exhibit 10.12 to Registrant’s Registration Statement on Form F-1 (File No. 333-292790), filed with the U.S. Securities and Exchange Commission on January 16, 2026, and incorporated herein by reference.